Exhibit 99.1

Clearwater Paper Reports First Quarter 2024 Results

SPOKANE, Wash.--(BUSINESS WIRE)--April 29, 2024 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality consumer tissue and bleached paperboard today reported financial results for the first quarter ended March 31, 2024.
FIRST QUARTER HIGHLIGHTS
•Strong performance driven by lower input costs and continued strength in tissue
•Continued strong demand in tissue and improved customer demand in paperboard
•Severe weather event resulting in significant disruption to production at the Lewiston site
•Net sales of $496 million, down 6% from the first quarter of last year
•Net income of $17 million, or $1.02 per diluted share, down $7 million from the first quarter of last year
•Adjusted net income of $24 million, $1 million lower than the first quarter of last year
•Adjusted EBITDA of $62 million, $4 million lower than first quarter of last year
•Reduced net debt by $33 million, repurchased $1 million of outstanding shares with $6 million remaining under program
“Despite the significant weather event that impacted the quarter, we delivered solid results that came in at the higher end of our expectations through strong operational execution,” said Arsen Kitch, president and chief executive officer. “Our Lewiston team did a tremendous job repairing damaged equipment under very difficult conditions and resuming operations."
PAPERBOARD FACILITY ACQUISITION UPDATE
Clearwater Paper previously announced that it signed a definitive agreement to acquire from Graphic Packaging International, LLC its Augusta, Georgia bleached paperboard manufacturing facility and associated business for $700 million, subject to adjustments for inventory. The transaction is currently expected to close shortly.
OVERALL RESULTS
For the first quarter of 2024, Clearwater Paper reported net sales of $496 million compared to net sales of $525 million for the first quarter of 2023. Net income for the first quarter of 2024 was $17 million, or $1.02 per diluted share, compared to net income for the first quarter of 2023 of $24 million, or $1.40 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first quarter of 2024 of $24 million, or $1.43 per diluted share, compared to first quarter 2023 adjusted net income of $25 million, or $1.47 per diluted share. Adjusted EBITDA for the first quarter of 2024 was $62 million, compared to the first quarter of 2023 Adjusted EBITDA of $66 million.
Pulp and Paperboard Segment
Net sales in the Pulp and Paperboard segment were $245 million for the first quarter of 2024, down 12% compared to first quarter 2023 net sales of $279 million. Segment operating income for the first quarter of 2024 was $25 million, compared to $57 million for the first quarter of 2023. Adjusted EBITDA for the segment was $34 million in the first quarter of 2024, compared to $66 million in the first quarter of 2023. The decrease in operating income and Adjusted EBITDA were primarily due to lower sales prices and impacts of a severe weather event at our Lewiston Idaho facility, partially offset by lower input costs, specifically in wood, energy and freight.
Pulp and Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 187,303 tons in the first quarter of 2024, a decrease of 1% compared to 189,398 tons in the first quarter of 2023.
• Paperboard average net selling price decreased 11% to $1,284 per ton for the first quarter of 2023, compared to $1,441 per ton in the first quarter of 2023.

Consumer Products Segment

Net sales in the Consumer Products segment were $253 million for the first quarter of 2024, up 2% compared to first quarter 2023 net sales of $248 million. Segment operating income for the first quarter of 2024 was $32 million compared to operating income of $4 million in the first quarter of 2023. Adjusted EBITDA for the segment was $46 million in the first quarter of 2024, compared to $19 million in the first quarter of 2023. The increases in operating income and Adjusted EBITDA were driven by higher sales volumes, lower input costs and strong operational performance.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 79,929 tons in the first quarter of 2024, an increase of 5% compared to 76,848 tons in the first quarter of 2023.
• Retail tissue average net selling price decreased 2% to $3,138 per ton in the first quarter of 2024, compared to $3,201 per ton in the first quarter of 2023.
COMPANY OUTLOOK
“We expect continued strength in our tissue performance this year and a recovery in paperboard demand as we believe customer de-stocking is now largely behind us. We are also looking forward to completing the Augusta acquisition and personally welcoming the Augusta team to Clearwater Paper,” continued Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website. A replay of today's conference call will be available on the website beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private brand tissue to major retailers, including grocery, club, mass merchants, and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting, and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the first quarter of 2024 and 2023, including adjusted income and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: the pending acquisition of the paperboard facility and associated business in Augusta, Georgia, and our expectations regarding tissue performance and paperboard demand, . These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: the expansion of our business through the acquisition of a paperboard manufacturing facility and associated business may not be completed or proceed as anticipated; our inability to realize the expected benefits of the acquisition because of integration difficulties or other challenges; competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; changes in customer product preferences and competitors’ product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; our ability to attract, motivate, train and retain qualified and key personnel; our ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,
(In millions, except per-share data)	2024	2023
Net sales	$496.2	$525.4
Costs and expenses:
Cost of sales	421.6	448.5
Selling, general and administrative expenses	36.2	36.0
Other operating charges, net [1]	7.9	1.1
Total operating costs and expenses	465.8	485.6
Income from operations	30.4	39.8
Interest expense, net	(6.5)	(7.6)
Other non-operating income	0.3	0.1
Total non-operating expense	(6.2)	(7.5)
Income before income taxes	24.2	32.3
Income tax provision	7.0	8.4
Net income	$17.2	$23.8

Net income per common share:
Basic	$1.03	$1.42
Diluted	1.02	1.40

Average shares outstanding (in thousands):
Basic	16,607	16,834
Diluted	16,895	17,036
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$55.2	$42.0
Receivables, net	173.1	184.5
Inventories	327.8	319.8
Other current assets	20.2	17.9
Total current assets	576.2	564.1
Property, plant and equipment, net	983.1	990.1
Other assets, net	120.4	117.6
Total assets	$1,679.7	$1,671.8

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.9	$0.8
Accounts payable and accrued liabilities	300.6	285.1
Total current liabilities	301.4	286.0
Long-term debt	442.3	462.3
Liability for pension and other postretirement employee benefits	55.1	55.7
Deferred tax liabilities and other long-term obligations	196.3	199.1
Total liabilities	995.2	1,003.0

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	13.5	14.9
Retained earnings	701.7	684.5
Accumulated other comprehensive loss, net of tax	(30.7)	(30.7)
Total stockholders' equity	684.5	668.8
Total liabilities and stockholders' equity	$1,679.7	$1,671.8

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended March 31,
(In millions)	2024	2023
Operating activities
Net income	$17.2	$23.8
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	23.2	24.8
Equity-based compensation expense	3.3	1.9
Deferred taxes	(1.6)	(1.3)
Defined benefit pension and other postretirement employee benefits	(0.9)	(0.5)
Loss on sale or impairment associated with assets	0.2	1.1
Increase (decrease) in cash from changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	7.8	(6.4)
(Increase) decrease in inventories	(8.2)	(22.3)
(Increase) decrease in other current assets	(2.3)	0.4
Increase (decrease) in accounts payable and accrued liabilities	20.5	(31.7)
Other, net	0.1	1.0
Net cash flows provided by (used in) operating activities	59.2	(9.1)
Investing activities
Additions to property, plant and equipment, net	(18.5)	(21.5)
Net cash flows used in investing activities	(18.5)	(21.5)
Financing activities
Borrowings on long-term debt	—	12.0
Repayments of long-term debt	(23.5)	(12.2)
Taxes paid related to net share settlement of equity awards	(3.1)	(4.2)
Repurchases of common stock	(0.5)	(1.7)
Other, net	(0.4)	(0.1)
Net cash flows used in financing activities	(27.6)	(6.3)

Increase (decrease) in cash, cash equivalents and restricted cash	13.2	(37.0)
Cash, cash equivalents and restricted cash at beginning of period	42.0	54.4
Cash, cash equivalents and restricted cash at end of period	$55.2	$17.4

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Quarter Ended March 31,
(In millions)	2024	2023
Segment net sales:
Pulp and Paperboard	$244.5	$278.8
Consumer Products	253.1	248.3
Eliminations	(1.4)	(1.7)
Total segment net sales	$496.2	$525.4

Operating income (loss):
Pulp and Paperboard	$25.3	$57.1
Consumer Products	31.5	4.2
Corporate and eliminations	(18.5)	(20.4)
Other operating charges, net [1]	(7.9)	(1.1)
Income from operations	$30.4	$39.8
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended March 31,
(In millions)	2024	2023
Net income	$17.2	$23.8
Add back:
Income tax provision	7.0	8.4
Interest expense, net	6.5	7.6
Depreciation and amortization	23.2	24.8
Other operating charges, net [1]	7.9	1.1
Other non-operating income	(0.3)	(0.1)
Adjusted EBITDA	$61.5	$65.7

Pulp and Paperboard segment income	$25.3	$57.1
Depreciation and amortization	8.4	9.1
Adjusted EBITDA Pulp and Paperboard	$33.7	$66.2

Consumer Products segment income	$31.5	$4.2
Depreciation and amortization	14.2	15.0
Adjusted EBITDA Consumer Products	$45.7	$19.2

Corporate and other expenses	$(18.5)	$(20.4)
Depreciation and amortization	0.6	0.6
Adjusted EBITDA Corporate and other	$(17.9)	$(19.8)

Pulp and Paperboard segment	$33.7	$66.2
Consumer Products segment	45.7	19.2
Corporate and other	(17.9)	(19.8)
Adjusted EBITDA	$61.5	$65.7
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 9 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended March 31,
(In millions, except per share data)	2024	2023

Adjusted net income:
Net income	$17.2	$23.8
Add back:
Income tax provision	7.0	8.4
Income before income taxes	24.2	32.3

Add back:
Other operating charges, net	7.9	1.1
Adjusted income before tax	$32.1	$33.4
Normalized income tax provision	8.0	8.3
Adjusted net income	$24.1	$25.0

Weighted average diluted shares (thousands)	16,895	17,036

Adjusted income per diluted share	$1.43	$1.47

	March 31, 2024	December 31, 2023
Calculation of net debt:
Current portion of long-term debt	$0.9	$0.8
Long-term debt	442.3	462.3
Add back:
Unamortized deferred debt costs	4.9	5.1
Less:
Cash and cash equivalents	55.2	42.0
Net debt	$392.9	$426.3

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Jules Joy, Director, Corporate Communications
509-344-5967
Julia.joy@clearwaterpaper.com